UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 17, 2015

IRIDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1212 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 940-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of IRIDEX Corporation (“IRIDEX” or the “Company”) held on June 17, 2015 (the “Annual Meeting”), the stockholders of IRIDEX re-elected the following individuals to the Board of Directors. Each Director will serve for the ensuing year or until their respective successors are duly elected and qualified.

Nominee	Votes For	Votes Against	Abstentions	Broker Non Votes*
Sanford Fitch	6,564,467	140,667	6,093	2,372,437
George Marcellino	6,694,214	11,020	5,993	2,372,437
William M. Moore	6,693,814	11,420	5,993	2,372,437
Ruediger Naumann-Etienne	6,560,814	144,784	5,629	2,372,437
Scott A. Shuda	6,659,270	45,814	6,143	2,372,437

*	Broker non-votes do not affect the outcome of the election.

In addition, the following proposals were voted on and approved at the Annual Meeting.

Proposal	Votes For	Votes Against	Abstentions	Broker Non Votes
Proposal to ratify the appointment of Burr Pilger Mayer, Inc. as the independent registered public accountants of the Company for the fiscal year ending January 2, 2016	9,072,619	9,566	1,479	—
Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement.	6,107,614	579,062	24,551	2,372,437

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ James H. Mackaness
James H. Mackaness Chief Operating Officer and Chief Financial Officer

Date: June 19, 2015